Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

INSTRUCTURE HOLDINGS, INC.

ADOPTED NOVEMBER 13, 2024

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors.

Section 3. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5. Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by affirmative vote of a majority of the Corporation’s issued and outstanding capital stock present in person or by proxy.

ARTICLE II

DIRECTORS

Section 1. Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall not be less than one or more than fifteen. The first Board of Directors shall consist of two Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or the stockholders. The Directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic, facsimile or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

Section 3. Quorum. One-third of the total number of authorized Director seats shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 4. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a President and a Secretary, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV

INDEMNIFICATION

Section 1. Exculpation. As provided in the Certificate of Incorporation, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director.

Section 2. Indemnification. Without limitation of any right conferred by Section 1 of this Article IV, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes, penalties or amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, testators, intestates, executors and administrators; provided, however, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided further, however, that no indemnification shall be made in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable to the Corporation, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification; provided further, however, that, except as provided in Section 3 of this Article IV with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) initiated by such indemnitee was authorized by the Board. The right to indemnification conferred in this Article IV shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 3. Indemnification Matters. If a claim under Section 2 of this Article IV is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel or the stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

Section 4. Rights Not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE V

GENERAL PROVISIONS

Section 1. Notices. Whenever any statute, the Certificate of Incorporation or these Bylaws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears in the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.

Section 2. Certificates. The shares of the Corporation shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by duly authorized officers of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

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